UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2013

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2013, AOL Inc., a Delaware corporation (“AOL”), announced that it and Carmel Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of AOL (“Merger Sub”), Adap.tv, Inc., a Delaware corporation (“Adapt.tv”) and Shareholder Representative Services LLC, a Colorado limited liability company, had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 5, 2013. Pursuant to the terms and subject to the conditions of the Merger Agreement, AOL will acquire Adapt.tv by means of a merger of Merger Sub with and into Adapt.tv, with Adapt.tv becoming a wholly-owned subsidiary of AOL (the “Merger”).

Consideration

AOL will acquire Adapt.tv for shares of AOL common stock with an aggregate value of approximately $83 million and estimated cash consideration of approximately $322 million, subject to adjustment for working capital and reduction for indebtedness and transaction expenses of Adapt.tv that remain unpaid as of closing. The aggregate consideration will be allocated among holders of Adapt.tv preferred stock, Adapt.tv common stock, and warrants to purchase Adapt.tv stock. Vested Adapt.tv stock options will be cashed out and unvested Adapt.tv stock options and shares of Adapt.tv restricted stock will be converted into shares of AOL restricted common stock. In connection therewith, AOL will assume Adapt.tv’s stock option plan. For accounting purposes, AOL currently estimates that approximately $13 million of the approximate $60 million in value of the converted Adapt.tv restricted shares and Adapt.tv stock options will be allocated to the purchase price and the remaining approximately $47 million is currently expected to be expensed over the remaining aggregate vesting period. The number of shares of AOL common stock offered as part of the stock consideration and the number of shares of AOL restricted stock will be calculated using a volume weighted average price for the AOL common stock for the 10 consecutive trading days prior to the second full trading day prior to the closing of the Merger.

The shares of AOL common stock issued pursuant to the Merger will be subject to restrictions on resale for six months after closing, including that each holder has agreed to not sell more than 1/6 of such holder’s shares of AOL common stock during any month following the closing of the Merger. AOL has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for the resale of any such shares of AOL common stock, subject to the restrictions on resale described in the immediately preceding sentence.

Representations, Warranties and Indemnities

The Merger Agreement contains customary representations and warranties, and indemnification rights of AOL. A portion of the purchase price will be deposited into escrow to secure Adapt.tv’s preferred stockholders’, common stockholders’, optionholders’ and warrantholder’s indemnification obligations in respect of any breach by Adapt.tv of its representations, warranties, covenants and certain other matters.

Approvals

Each of the board of directors of AOL and Adapt.tv approved the Merger and Merger Agreement. In addition, following execution of the Merger Agreement, certain preferred and common stockholders of Adapt.tv delivered written consents in favor of the transaction, pursuant to which the Merger and Merger Agreement were approved by a majority of the preferred and common stockholders of Adapt.tv. No further board or stockholder approvals are required to approve the Merger or the Merger Agreement.

Closing Conditions

The completion of the Merger is subject to customary conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no material adverse effect with respect to AOL having occurred and the execution of employment arrangements by certain employees of Adapt.tv. The Merger is expected to close in the third quarter of 2013.

AOL will file a copy of the Merger Agreement as an exhibit to its Form 10-Q for the quarter ended September 30, 2013. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the transaction, the expected closing date and other statements identified by words such as “may,” “will,” “intend,” “estimate,” “should,” “expect” or similar expressions. These statements are based on the current expectations and beliefs of AOL’s management, and are subject to uncertainty and changes in circumstances, including, but not limited to, the approval of the transaction by antitrust authorities, the satisfaction of the closing conditions to the transaction, the competitiveness and quality of our combined offerings and significant competition in the internet advertising industries generally, our ability to timely and successfully integrate Adap.tv’s operations into our operations, our ability to retain, hire and develop skilled employees and the parties’ performance of their obligations under the agreements. Any forward-looking information is not a guarantee of future performance and actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, as well as factors affecting Adap.tv’s and AOL’s operations and businesses. More detailed information about these factors as they relate to AOL may be found in the section entitled “Risk Factors” in AOL’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the three months ended June 30, 2013, both filed with the SEC. AOL is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Item 2.02.	Results of Operations and Financial Condition.

On August 7, 2013, AOL Inc. (the “Company”) announced its financial results for the three months ended June 30, 2013. A copy of the Company’s press release announcing these results is attached hereto as Exhibit 99.1 to this report. In addition, a copy of the Company’s trending schedules for the three months ended June 30, 2013 is attached hereto as Exhibit 99.2 to this report.

The Company does not intend for the information in this report, including Exhibits 99.1 and 99.2, to be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended or the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, AOL has entered into the Merger Agreement pursuant to which AOL will issue approximately 2.3 million shares of common stock as consideration upon consummation of the Merger (using the closing price of AOL common stock as of August 5, 2013). The number of shares of AOL common stock offered as part of the stock consideration and the number of shares of AOL restricted stock will be calculated using a volume weighted average price for the AOL common stock for the 10 consecutive trading days prior to the second full trading day prior to the closing of the Merger.

The issuance and sale of the shares of AOL common stock is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) because the transaction does not involve a public offering. AOL has not engaged in general solicitation or advertising with regard to the issuance and sale of the common stock to be issued in the Merger.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Report on Form 8-K pursuant to Item 2.02, “Results of Operations and Financial Condition”:

Exhibit Number	Description of Exhibit

99.1	Press release, dated August 7, 2013, issued by AOL Inc.

99.2	AOL Inc. trending schedules for the three months ended June 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Karen Dykstra
	Name:	Karen Dykstra
	Title:	Chief Financial Officer

Date: August 7, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated August 7, 2013, issued by AOL Inc.

99.2	AOL Inc. trending schedules for the three months ended June 30, 2013

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